SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.    )

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
CHECK THE APPROPRIATE BOX:
  [   ] Preliminary Proxy Statement
  [X  ] Definitive Proxy Statement
  [   ] Definitive Additional Materials
  [   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            PROGRESSIVE BANCORP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 NOT APPLICABLE
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
  [ X ] No fee required
  [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other identifying value of transaction computed pursuant to Exchange Act Rule 0-11:

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ]Fee paid previously with preliminary materials.

[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offset fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

     ----------------------

  2) Form, Schedule or Registration Number:

     ----------------------

  3) Filing Party:

     ----------------------

  4) Date Filed:
      12/18/98

December 18, 1998


Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Progressive Bancorp, Inc. (the "Company"), the bank holding company of Pekin Savings Bank (the "Bank"). The Annual Meeting will be held at the Company's main office at 601 Court Street, Pekin, Illinois, at 2:00 p.m. (Illinois time) on Tuesday, January 19, 1999.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the meeting we will also report on the operations of the Company and the Bank. Directors and officers of the Company and the Bank, as well as a representative of our independent auditors, will be present to respond to any questions that stockholders may have.

At the Annual Meeting, stockholders will be requested to ratify the appointment of Clifton, Gunderson & Co. as auditors for the Company's fiscal year ending September 30, 1999 and to elect three directors of the Company.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,



Arthur E. Krile, Jr.
President and Chief Executive Officer

                            PROGRESSIVE BANCORP, INC.
                                601 Court Street
                              Pekin, Illinois 61554
                                 (309) 347-5101

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On January 19, 1999


         Notice is hereby given that the Annual Meeting of Progressive Bancorp, Inc. (the "Company") will be held at the Company's main office at 601 Court Street, Pekin, Illinois, on Tuesday, January 19, 1999, at 2:00 p.m., Illinois time.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1.       The election of three directors of the Company;

         2. The ratification of the appointment of Clifton, Gunderson & Co. as auditors for the Company for the fiscal year ending September 30, 1999; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record as of December 11, 1998, are the stockholders entitled to vote at the Meeting, and any adjournments thereof. A list of stockholders entitled to vote at the Meeting will be available at the main office of the Company for a period of ten days prior to the Meeting, and will also be available for inspection at the Meeting itself.

         EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

                                   By Order of the Board of Directors



                                   E. Glen Rittenhouse
                                   Secretary

Pekin, Illinois
December 18, 1998

--------------------------------------------------------------------------------

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT


                            PROGRESSIVE BANCORP, INC.
                                601 Court Street
                              Pekin, Illinois 61554
                                 (309) 347-5101



                         ANNUAL MEETING OF STOCKHOLDERS
                                January 19, 1999

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Progressive Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at the Company's main office at 601 Court Street, Pekin, Illinois, on Tuesday, January 19, 1999, at 2:00 p.m., Illinois Time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about December 18, 1998.


                              REVOCATION OF PROXIES

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address of the Company set forth above, or the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" the nominees for directors named in this Proxy Statement and "FOR" the ratification of Clifton, Gunderson & Co. as auditors for the year ending September 30, 1999.

         The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof.

         Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, E. Glen Rittenhouse, at the address of the Company shown above. The presence at the Meeting of any stockholder who has given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The securities entitled to vote at the Meeting consist of the common stock, $.01 par value per share, of the Company (the "Common Stock"). Each share of the Common Stock entitles the record holder to one vote on all matters. December 11, 1998 has been fixed by the Board of Directors as the record date (the "Record Date") for determining stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, the Company had 149,473 shares of Common Stock issued and outstanding. The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

         As provided in the Certificate of Incorporation of the Company, recordholders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to vote any shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity.

         As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the three nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for the nominees being proposed. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

         As to the ratification of the appointment of independent auditors, the proxy card being provided by the Board of Directors enables a stockholder to check the appropriate box on the proxy card to (i) vote "FOR", (ii) vote "AGAINST", or (iii) vote to "ABSTAIN" from voting on, such matter. Under the Company's Certificate of Incorporation and Bylaws, the ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked "ABSTAIN."

         Proxies solicited hereby will be returned to the Company, and will be tabulated by inspectors of election designated by the Board.

         Persons and groups owning in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by all directors and executive officers as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock. This information is based solely upon information supplied to the Company and the filings required pursuant to the Securities Exchange Act of 1934.

                                              Amount of Shares
                                              Owned and Nature         Percent of Shares
Name and Address of                             of Beneficial           of Common Stock
   Beneficial Owners                            Ownership(1)            Outstanding(3)
--------------------                          ----------------         -----------------

Arthur E. Krile, Jr.                                 14,646                   9.4%
224 Cypress
Pekin, Illinois  61554

E. Glen Rittenhouse                                  12,699                   8.1
1804 Columbus Drive
Pekin, Illinois  61554

All Directors and Executive Officers                 36,703(2)               23.5
as a Group (11 persons)


------------------------
(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2) Includes 6,462 shares of Common Stock underlying options granted pursuant to the Pekin Savings and Loan Association 1992 Stock Option Plan.

(3) Includes shares underlying options exercisable at any time within 60 days from the Record Date.

------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
------------------------------------------------------------------------------


         The Company's Board of Directors is currently composed of seven members. The Company's bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three year period or until their respective successors shall have been elected and shall qualify. Three directors will be elected at the Meeting to serve for a three-year period and until their respective successors have been elected and qualified. The Board of Directors has nominated to serve as directors R.H. More, William J. Leman and John L. Steger, each of whom currently is a member of the Board of Directors.

         The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

                                                                                           Shares of
                                                                                         Common Stock
                                                                                         Beneficially
                                      Positions                                            Owned on
                                     Held in the          Director     Current Term       the Record      Percent
     Name (1)         Age (5)          Company            Since (2)      to Expire          Date (3)      Of Class
     --------         -------       -------------         ---------      ---------      ---------------   --------

                                                         NOMINEES

R.H. More               85      Vice Chairman of            1953             1998          2,641           1.8%
                                  the Board

John L. Steger          35               Director           1996             1998            200            *

William J. Leman        44               Director           1998             1998            200            *


                                          DIRECTORS CONTINUING IN OFFICE

Arthur E. Krile, Jr.    62      President, Chief Executive  1985             2000         16,646           9.4
                                Officer and Director

E. Glen Rittenhouse     50      Senior Vice President,      1987             2000         12,699 (4)       8.1
                                Secretary and Director

Patrick E. Oberle       52               Director           1994             1999            933            *

James S. Wolf           53               Director           1994             1999          2,233           1.5


                                                   (footnotes on following page)

-----------------------------------
(*)      Less than 1%.

(1) The mailing address for each person listed is 601 Court Street, Pekin, Illinois 61554.

(2) May reflect initial appointment to the Board of Directors of the Bank's mutual predecessor.

(3) Includes shares subject to options granted under the Pekin Savings and Loan Association 1992 Stock Option Plan (the "Option Plan") and exercisable within 60 days of the Record Date; does not include shares subject to options that are not exercisable within 60 days of the Record Date.

(4)      Includes 5,474 shares subject to options granted pursuant to the Option
         Plan.

(5)      As of September 30, 1998.

         The principal occupation during the past five years of each director and executive officer of the Company is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

         R.H. More has been a director of the Bank since 1953 and of the Company since its formation. He is currently retired, and was the former publisher of The Pekin Daily Times.

         Arthur E. Krile, Jr. has been President and Chief Executive Officer of the Bank since 1985 and of the Company upon its formation, and has been employed by the Bank since 1961.

         E. Glen Rittenhouse has been the Senior Vice President and Secretary of the Bank since 1985 and of the Company upon its formation, and has been employed by the Bank since 1973.

         John L. Steger became a director of the Bank in 1996 and of the Company upon its formation. Mr. Steger is President of Steger's Ltd., a furniture retailer located in Pekin, Illinois.

         James S. Wolf became a director of the Bank in 1994 and Chairman in 1998. He became a director of the Company upon its formation and was appointed Chairman in 1998. Mr. Wolf is a certified public accountant and has been President of Wolf, Tesar & Company, P.C., an accounting firm, since 1980.

         William J. Leman was appointed as a director of the Company effective August 1, 1998 to fill the unexpired term of Orville G. Deppert. Mr. Leman is President and Chief Executive Officer of Monge Property Management Company in Pekin, Illinois.

         Patrick E. Oberle became a director of the Bank in 1994 and was appointed Vice Chairman in 1998. He became a director of the Company upon its formation and was appointed Vice Chairman in 1998. Mr. Oberle has been a principal of the law firm Elliff, Keyser, Oberle & Dancey, P.C. since 1976.

         James A. Crafton has been employed by the Bank since 1977 and presently serves as Vice President-Installment Loans.

         Lisa M. Harness has been employed by the Bank since 1976, and presently serves as Vice President-Mortgage Loans-Servicing.

         David Earl Riley has been employed by the Bank since 1986, and presently serves as Vice President-Mortgage Loan Originations.

         Eugene Van Vooren has been employed by the Bank since 1985 and the Company upon its formation and presently serves as Vice President and Treasurer. He is the chief financial officer of the Bank and the Company.

Meetings and Committees of the Board of Directors

         The primary business of the Company is to hold the common stock of its wholly-owned subsidiary, the Bank. The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. During the fiscal year ended September 30, 1998, the Board of Directors of the Company held 12 regular meetings. During the fiscal year ended September 30, 1998, no director attended fewer than 75% of the total meetings of the Board of Directors of the Company and committees on which such director served.

         The Executive Committee of the Board of Directors consists of directors Patrick E. Oberle, R.H. More, James S. Wolf and Arthur E. Krile, Jr. The purpose of the Executive Committee is to consider issues and formulate recommendations to be presented to the entire Board of Directors. All actions of the Executive Committee must be ratified by the full Board of Directors. The Executive Committee meets as necessary in between meetings of the full Board of Directors. The Executive Committee did not meet in fiscal year 1998.

         The full Board of Directors also serves as the compensation committee of the Company, and meets periodically to review the performance of the Company's and the Bank's officers and employees, and to determine compensation programs and adjustments. The Company's Board of Directors met once jointly with the Bank's Board in its capacity as the compensation committee in fiscal year 1998.

         The Audit Committee consists of directors Patrick E. Oberle, John L. Steger and James S. Wolf. This committee meets with the Company's and the Bank's outside auditors to discuss the results of the annual audit and any related matters. The members of this committee also receive and review all the reports and findings and other information presented to them by the Bank's officers regarding financial reporting policies and practices. The Audit Committee met once in fiscal year 1998.

         The Company's full Board of Directors serves as a nominating committee. The Board of Directors met once in its capacity as the nominating committee during fiscal year 1998.

         The Company's Option Committee did not meet during fiscal 1998 and consists of directors Patrick E. Oberle, R.H. More and James S. Wolf. This committee determines the award of stock options under the Stock Option Plan.

         The Asset/Liability Management Committee of the Bank is composed of the full Board of Directors. The purpose of the Asset/Liability Management Committee is to promulgate asset and liability management strategies and to monitor asset/liability management results. The Asset/Liability Management Committee met four times in fiscal year 1998.

Executive Compensation

         The Company has not paid any compensation to its executive officers since its formation. The following table sets forth for the fiscal years ended September 30, 1998, 1997, and 1996, certain information as to the total remuneration paid by the Bank to the Chief Executive Officer of the Bank as of September 30, 1998.


                                                                     Annual Compensation (1)
                                       --------------------------------------------------------------------------------------
                                          Fiscal
Name and                                Years Ended                                          Other Annual       All Other
Principal Position (2)                 September 30,        Salary (3)           Bonus      Compensation (4)   Compensation (5)
----------------------                 -------------        ----------         ---------    ----------------   ----------------

Arthur E. Krile, Jr.                       1998             $ 67,961           $ 8,440         $    --         $ 1,931
  President and Chief                      1997               66,353             8,062              --           2,013
  Executive Officer                        1996               64,473             5,875              --           2,096

------------------------------------
(1)      Does not include benefits pursuant to the Bank's Pension Plan. See
         "Benefits."

(2) No other executive officer received salary and bonuses that in the aggregate exceeded $100,000.

                                         (footnotes continued on following page)

------------------------
(3) Includes amounts deferred at the election of the named executive officer pursuant to the Bank's 401(k) Plan.

(4) Does not include earnings on the named executive officer's 401(k) Plan account. No long-term compensation, stock options (other than pursuant to the Option Plan), or other stock awards were awarded to this executive officer during the fiscal years ended September 30, 1998, 1997, or 1996.

(5) Includes matching payments made by the Bank on deferred amounts under the Bank's 401(k) Plan.

         Compensation Committee Interlocks and Insider Participation. During the year ended September 30, 1998, the Compensation Committee, which consisted of the entire Board of Directors, met once to review the performance of officers and employees and to determine compensation programs and adjustments. Mr. Krile and Mr. Rittenhouse, members of the Board of Directors, also serve as President and Chief Executive Officer, and Senior Vice President and Secretary, respectively, of the Company and the Bank. The Company does not separately compensate senior officers and employees of the Bank.

         Report of the Compensation Committee on Executive Compensation. The Compensation Committee evaluates the performance of the Chief Executive Officer and Senior Vice President and Secretary, and reviews and approves increases in base compensation as well as any bonus to be awarded. The Compensation Committee also approves any perquisites payable to such officers. In addition, the Compensation Committee determines the budget for salaries for other officers, and reviews the report of the Chief Executive Officer regarding the allocation of compensation to such other officers. In determining whether the base salary of the Chief Executive Officer and Senior Vice President and Secretary should be increased, the budget for other officers and whether to approve the Chief Executive Officer's allocation of such amounts, the Compensation Committee takes into account individual performance, performance of the Bank and information regarding compensation paid to executives performing similar duties for financial institutions in the Bank's market area. The Compensation Committee uses a peer comparison in determining the salary and benefits of the Chief Executive Officer.

         While the Compensation Committee does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and other officers of the Company and the Bank, and while it weighs a variety of different factors in its deliberations, it has emphasized and will continue to emphasize earnings, profitability and return on average assets as factors in setting the compensation of such officers. Other nonquantitative factors considered by the Committee in fiscal 1998 included general management oversight of the Company and the Bank, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Committee considered the standing of the Bank with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and nonquantitative factors described above was considered by the Committee, such factors were not assigned a specific weight in evaluating the performance of such officers. Rather, all factors were considered, and based upon the effectiveness of such officer in addressing each of the factors, and the range of compensation paid to officers of peer institutions, the Committee decided to increase the base salary of the Chief Executive Officer by $2,100, or 3.0%, from $67,700 for fiscal year 1997 to $69,800 for fiscal year 1998.

         The above report has been provided by the members of the Compensation
Committee: directors Deppert, More, Krile, Rittenhouse, Steger, Oberle and Wolf.

Filing of Beneficial Ownership Reports

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's shares of common stock outstanding, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based on reports available to the Company, all such reports during fiscal year 1998 were timely filed.

Directors' Compensation

         Beginning with the third quarter of the fiscal year ended September 30, 1998, the Company began paying board members $3,000 each per annum. The Company paid a total of $9,500 in director's fees for the fiscal year ended September 30, 1998.

         Members of the Board of Directors of the Bank each received $6,000 during the fiscal year ended September 30, 1998. The Vice Chairman of the Board received an additional fee of $600 and the Chairman received an additional fee of $1,200 during the fiscal year ended September 30, 1998. Members of the Board committees are not paid additional amounts for attendance at committee meetings. The Bank paid a total of $41,800 in directors' fees for the fiscal year ended September 30, 1998.

Benefits

         Change of Control Agreements. The continued success of the Bank depends to a significant degree on the skills and competence of its officers. In August 1995, the Bank approved Change of Control Agreements for each of the following officers: Arthur E. Krile, Jr., President and Chief Executive Officer; E. Glen Rittenhouse, Senior Vice President and Secretary; James A. Crafton, Vice President-Installment Loans; D. Earl Riley, Vice President-Mortgage Loan Originations; and Lisa M. Harness, Vice President-Mortgage Loans-Servicing. The Change of Control Agreements are intended to assist the Bank in maintaining a stable and competent management base by enabling the Bank to offer to the designated officers certain protections against termination without cause in the event of a "change in control" as defined in the agreements.

         Each of the Change of Control Agreements for Messrs. Krile and Rittenhouse has a term of 36 months. Each of the Change of Control Agreements for Messrs. Crafton and Riley and Ms. Harness has a term of 12 months. Each agreement provides that at any time following a "change in control" of the Bank, if the officer's employment with the Bank is involuntarily, or in certain circumstances voluntarily, terminated during the term of the agreement, for any reason other than "cause" (as defined in the agreement), the officer would be entitled to receive a payment in an amount determined by the average of the five preceding years' annual base salary, including bonuses and any other cash compensation paid during such years, and the amount of any benefits received pursuant to any employee benefit plans on behalf of such officer maintained by the Bank during such years, excluding life, medical, dental and disability insurance coverage. For the purposes of the agreements, a "change in control" is defined to include the execution of an agreement for the sale of all, or a substantial portion, of the assets of the Bank, or for a merger or recapitalization of the Bank whereby the Bank is not the surviving entity.

         If the "change in control" provisions are triggered under the terms of the Change of Control Agreements, the following officers would receive approximately the amounts set forth opposite their names in severance compensation if the termination of employment occurred in the fiscal year ended September 30, 1998:

                                                              Termination
                       Officers                                  Amount
                  --------------------                        -----------
                  Arthur E. Krile, Jr.                        $217,786
                  E. Glen Rittenhouse                          192,073

         The aggregate amount of severance compensation for all officers of the Bank if termination of employment occurred in the fiscal year ended September 30, 1998 would be $527,206.

         Pension Plan. All full-time salaried employees who have attained the age of 21 and completed one year of service with the Bank are enrolled in the Bank's defined benefit multiple employer non-contributory pension plan sponsored by the Financial Institutions Retirement Fund. Employees remain eligible for plan benefits for so long as such employees complete 1,000 hours of service in each calendar year. The pension plan provides for monthly payments to or on behalf of each covered employee upon the employee's attainment of normal retirement age, at age 65. These payments are calculated in accordance with a formula based on the employee's average annual salary for the five consecutive years of highest salary during benefit service and his number of years of benefit service. Early retirement and disability benefits are also payable under the Plan. In addition, if an eligible employee dies while in active service, his beneficiary is entitled to a lump sum death benefit equal to 100% of such employee's last 12 months' salary, plus an additional 10% of such salary for each year of benefit service until a maximum of 300% of such salary is reached for 20 or more years. Forms of payment, in addition to an annuity, are also available under the Plan.

         Under the Plan, the Bank makes an annual contribution for the benefit of eligible employees computed on an actuarial basis. At September 30, 1998, the market value of the pension plan trust fund equaled approximately $1,074,000. Employee benefits under the Plan vest as designated in the schedule below:


         Years of Credited Service                         Vested
           for  Vesting Purposes*                        Percentages
         -------------------------                       -----------

         Less than 5.............................               0%
         5 or more...............................             100%

------------------------
* Eligible employees who have reached age 65 are automatically 100% vested, regardless of completed years of employment.

     The following table illustrates annual pension benefits at age 65 under the most advantageous plan provisions available at various levels of compensation and years of service. Under the Plan, the benefit amounts in the following table are not subject to any deduction for social security or other offset amounts.


---------------------------------------------------------------------------------------------------------
                                                         Years of Benefit Service
---------------------------------------------------------------------------------------------------------
          Average
           Salary                   10              15              20             25               30
          --------                -------         -------        -------         -------         -------
          $20,000                 $ 3,000         $ 4,600        $ 6,000         $ 7,600         $ 9,000
          $30,000                 $ 4,500         $ 6,900        $ 9,000         $11,400         $13,500
          $50,000                 $ 7,500         $11,500        $15,000         $19,000         $22,500
          $75,000                 $11,250         $17,250        $22,500         $28,500         $33,750
          $100,000                $15,000         $23,000        $30,000         $38,000         $45,000
          $150,000                $22,500         $34,500        $45,000         $57,000         $67,500
---------------------------------------------------------------------------------------------------------



         As of September 30, 1998, Arthur E. Krile and E. Glen Rittenhouse had 37 years and 25.25 years of creditable service, respectively, under the Plan.

         Flexible Benefits Program (Section 125 Plan). The Bank has established a Flexible Benefits Program pursuant to Section 125 of the Internal Revenue Code of 1986, as amended. The Program provides for payment of eligible employee health care and dependent care expenses through fixed payroll deductions. All full-time employees of the Bank are eligible to participate in the Program after six continuous months of employment. The Bank absorbs the costs of administration of the Program. The third party administrator of the Program is Employee Benefits Cooperative, Madison, Wisconsin.

         Stock Option Plan. The Bank adopted the Pekin Savings and Loan Association 1992 Stock Option Plan (the "Option Plan"), pursuant to which a number of options have been granted to officers, directors and employees of the Bank. The Option Plan was assumed by the Company, as successor to the Bank, subsequent to the formation of the Company as the Bank's holding company in 1997. The purpose of the Option Plan is to provide additional incentive to certain officers, directors and employees by facilitating their purchase of stock in the Company. The Option Plan provides for a term of ten years, after which no awards may be made, unless earlier terminated by the Board of Directors pursuant to the Option Plan.

         The Option Plan is administered by a committee of non-employee directors designated by the Board of Directors (the "Option Committee"). Such members of the Option Committee are "disinterested" within the meaning of Rule 16b-3 pursuant to the Securities Exchange Act of 1934. The Option Committee selects those to whom options are to be granted and the number of such options to be granted.

         Officers, directors and employees are eligible to receive, at no cost to them, options under the Option Plan. Options granted under the Option Plan constitute both incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions pursuant to
Section 422 of the Code and that do not normally result in tax deductions to the Company) and options that do not so qualify. The option price may not be less than 100% of the fair market value of the shares on the date of the grant, and no option shall be exercisable after the expiration of ten years from the date it is granted; provided, however, that in the case of any employee who owns more than 10% of the outstanding Common Stock at the time the option is granted, the option price may not be less than 110% of the fair market value of the shares on the date of the grant, and the option shall not be exercisable after the expiration of five years from the date it is granted. Option shares may be paid in cash, shares of the Common Stock, or a combination of both.

         Set forth in the following table is certain additional information concerning options outstanding to Mr. Krile at September 30, 1998.


------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                              FISCAL YEAR-END OPTION VALUES
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                                     Number of Unexercised      Value of Unexercised In-
                                                                           Options at             The-Money Options at
                                                                        Fiscal Year-End                 Year-End

                              Shares Acquired         Value        Exercisable/Unexercisable   Exercisable/Unexercisable
           Name                Upon Exercise        Realized                  (#)                         ($)
----------------------        ---------------       --------       -------------------------   -------------------------
Arthur L. Krile, Jr.               6,172            $308,600                  --                          --
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------



         No federal income tax consequences are incurred by the Bank or the optionee at the time of grant of an option. The exercise of an option which is an incentive stock option will generally not by itself result in the recognition of taxable income to the optionee nor entitle the Bank to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax under the Code. The optionee will recognize capital gain or loss upon resale of the shares received upon such exercise; provided that he held such shares for at least one year after transfer of the shares to him or two years after the grant of the option, whichever is later. If the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the lesser of (i) the difference between the exercise price and the fair market value on the date of the exercise of the shares or (ii) the gain realized upon the sale. The exercise of a non-incentive stock option will generally result in the recognition of ordinary income by the optionee on the date of exercise in an amount equal to the difference between the exercise price and the fair market value of the shares acquired pursuant to the option. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as any ordinary income is recognized by the optionee.

         The Option Plan provides that, in the event of a change in control or imminent change in control of the Company, any option which provides for its exercise in installments shall become immediately exercisable, and the optionee shall, at the discretion of the Option Committee, be entitled to receive cash in an amount equal to the excess of the fair market value of the stock subject to the option over the option price in exchange for the surrender of the option. "Control" generally refers to the acquisition by any person or group of the ownership or power to vote more than 25% of the Company's stock, the control of the election of a majority of the directors or the exercise of a controlling influence over the management or policies of the Company.

         The Company will receive no monetary consideration for granting of stock options under the Option Plan. It will receive no monetary consideration other than the option price for each share issued to optionees upon the exercise of such options.

         Transactions with Certain Related Persons. The Bank, like many financial institutions, has followed a policy of granting loans to its officers, directors and employees. All loans by the Bank to its directors and executive officers are subject to FDIC regulations regarding loans and other transactions with affiliated persons of the Bank. Federal laws regarding transactions with affiliates require that all loans to directors and executive officers must generally be made on terms and conditions substantially the same as offered in comparable transactions to other persons. The Bank's policy is to make loans to affiliates in compliance with current federal laws.

         Set forth below is certain information as to loans made by the Bank to each of its directors and executive officers whose aggregate indebtedness to the Bank exceeded $60,000 at any time since October 1, 1997. Unless otherwise indicated, all of the loans are secured loans and all loans designated as residential loans are first mortgage loans secured by the borrower's principal place of residence.


                                                                             Highest
                                                                             Balance                       Interest Rate on
                                                               Original       During       Balance as of    September 30,
 Name of Officer or                               Date           Loan      1998 Fiscal     September 30,         1998
      Director              Loan Type          Originated       Amount         Year             1998
-------------------    -------------------     ----------    -----------   -----------     -----------     ----------------

James J. Wolf          Residential                 8/97      $   160,000   $   160,000     $   158,169          6.375%
Director

Patrick E. Oberle      Residential                 5/98      $   135,000   $   135,000     $   133,761          6.125%
Director               Second Mortgage             6/97      $    20,000   $    19,436     $    17,046          6.250%
                       Co-Sign Residential        10/94      $    61,200   $    53,693     $    51,071          8.250%

John L. Steger         Residential                 4/98      $   210,000   $   210,000     $   206,347          6.250%
Director

Arthur E. Krile, Jr.   Residential                 5/98      $    93,200   $    93,200     $    92,600          6.125%
President and Chief    Second Mortgage             8/97      $    19,000   $    18,864     $    16,607          6.250%
Executive Officer

E. Glen Rittenhouse    Residential                02/96      $    61,600   $    61,600     $    59,065          6.250%
Sr. Vice               Second Mortgage            06/97      $    14,000   $    13,456     $    11,919          6.250%
President/Secretary

James A. Crafton       Residential                 8/97      $    50,000   $    49,730     $    46,291          6.125%
Vice President         Home Improvement            2/98      $     4,000   $     4,000     $     3,501          8.500%
                       Second Mortgage             4/98      $    10,400   $    10,400     $    10,104          6.500%
                       Single Pay Note             7/98      $     3,000   $     3,000     $     3,000          7.500%

D. Earl Riley          Residential                 7/97      $   100,000   $    99,902     $    98,694          6.125%
Vice President         Residential                 7/93      $    75,000   $    71,764     $    70,816          7.500%
                       Auto/Second                10/97      $    35,000   $    35,000     $    32,699          6.500%
                       Mortgage                    7/95      $   108,000   $   105,264     $   103,971          7.250%
                       Residential


------------------------------------------------------------------------------
              PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS
------------------------------------------------------------------------------

         The Board of Directors of the Company has approved the engagement of Clifton, Gunderson & Co. to be the Company's auditors for the 1999 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, the stockholders will consider and vote on the ratification of the engagement of Clifton, Gunderson & Co. for the Company's fiscal year ending September 30, 1999. A representative of Clifton, Gunderson & Co. is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

         In order to ratify the selection of Clifton, Gunderson & Co. as the auditors for the 1999 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of Clifton, Gunderson & Co. as auditors for the 1999 fiscal year.

                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 601-617 Court Street, Pekin, Illinois, no later than August 21, 1999. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

                                  MISCELLANEOUS

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation. The Company's 1998 Annual Report to Stockholders has been included with this Proxy Statement. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO E. GLEN RITTENHOUSE, SECRETARY, PEKIN SAVINGS, 601 COURT STREET, PEKIN, ILLINOIS 61554.

                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         E. Glen Rittenhouse
                                         Secretary

Pekin, Illinois
December 18, 1998

                                 REVOCABLE PROXY

                            PROGRESSIVE BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                January 19, 1999

         The undersigned hereby appoints the official proxy committee consisting of the four members of the Board of Directors of Progressive Bancorp, Inc. (the "Company") not standing for election, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting") to be held at the Company's main office at 601 Court Street, Pekin, Illinois at 2:00 p.m. (Illinois time) on Tuesday, January 19, 1999. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                                       VOTE
                                                       FOR            WITHHELD
                                                      ------          --------
1.     The election as directors of all nominees
       listed below (except as marked to the
       contrary below)

       R.H. More
       John L. Steger
       William J. Leman


       INSTRUCTION:  To withhold your vote for
       one or more nominees, write the name of
       the nominee(s) on the line(s) below.

                                                 FOR      AGAINST       ABSTAIN
                                                 ---      -------       -------
2.     The ratification of the appointment of
       Clifton, Gunderson & Co. as auditors for
       the fiscal year ending September 30,
       1999.



The Board of Directors recommends a vote "FOR" each of the listed proposals.

--------------------------------------------------------------------------------

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

         The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Meeting, a proxy statement dated December 18, 1998, and audited financial statements.


Dated:         , 199                    Check Box if You Plan to Attend Meeting
      ---------     --


-------------------------------          -----------------------------------
PRINT NAME OF STOCKHOLDER                PRINT NAME OF STOCKHOLDER


-------------------------------          -----------------------------------
SIGNATURE OF STOCKHOLDER                 SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



--------------------------------------------------------------------------------


           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

--------------------------------------------------------------------------------